UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 25, 1995

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                              MORGAN PRODUCTS LTD.
             (Exact name of registrant as specified in its charter)



          Delaware                                     06-1095650
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)



                          Commission File Number 1-9843

                 469 McLaws Circle, Williamsburg, Virginia 23185
               (Address of principal executive offices) (Zip Code)


                                 (757) 564-1700
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 25, 1997, pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of July 15, 1997, by and among Morgan Products Ltd. (the "Company"), Wahlfeld Manufacturing Company ("Wahlfeld") and Ted Wahlfeld and John Wahlfeld, the Company acquired substantially all of the assets of Wahlfeld. Wahlfeld used the purchased assets in its business as a distributor of windows, doors, and other millwork products to residential builders and other customers. The Company intends to continue using the purchased assets for such purposes.

         The purchased assets generally include (i) substantially all of the machinery and equipment used by Wahlfeld, and (ii) substantially all of the inventories and receivables of Wahlfeld.

         Under the terms of the Purchase Agreement, the purchase price was approximately $4.6 million, representing the book value of the Purchased Assets (as defined in the Purchase Agreement) at July 16, 1997. The purchase price was based upon the assumption that the book value of the Purchased Assets on July 18, 1997 would equal the book value of the Purchased Assets on July 16, 1997. The purchase price will be adjusted upward or downward to the extent the book value of the Purchased Assets on July 16, 1997 differs from the book value of the Purchased Assets on July 18, 1997. Such determination is expected to be made within 60 days of the closing date, as provided in the Purchase Agreement. The purchase was entirely in cash, which the Company financed with borrowings under the Company's new acquisition term loan line of credit. The credit agreement that the Company maintains with Fleet Capital Corporation was amended effective July 25, 1997. The amendment (i) increased the Company's maximum revolving credit facility by $10 million to $75 million, (ii) added to the credit facility a credit line to finance the Company's acquisitions consisting of a term loan line of a maximum of $10 million and a revolving line of credit of a maximum of $5 million, and (iii) altered several financial covenants under the credit facility, which alterations are generally favorable to the Company. The credit agreement, as amended, is effective through July 14, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

         It is impracticable at this time to file any financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma financial information that may be required will be filed as soon as practicable, but not later than 60 days from the date hereof.

         (c)      Exhibits

         1. Asset Purchase Agreement dated as of July 15, 1997 by and among Morgan Products Ltd., Wahlfeld Manufacturing Company and Ted Wahlfeld and John Wahlfeld, as amended on July 18, 1997 and July 25, 1997.

         2. Tenth Amendment to Loan and Security Agreement dated as of July 25, 1997 by and among Morgan Products Ltd., the lenders named therein and Fleet Capital Corporation, successor in interest to Barclays Business Credit, Inc., as agent for the lenders.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MORGAN PRODUCTS LTD.



                                    By: /s/ Mitchell J. Lahr
                                       ---------------------------
                                              Mitchell J. Lahr
                                              Vice President and Chief Financial
                                                Officer

DATE:  August 8, 1997


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